                                                                    EXHIBIT 10.2

                              DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT is dated January 1, 2003

BETWEEN:

            GLOBE LABORATORIES INC., a British Columbia Corporation having its registered and records office at 410 - 1333 West Broadway, Vancouver, B.C. V6H 4C1

                                                (hereinafter called "Developer")

AND:

            CHEMOKINE THERAPEUTICS CORP., a Delaware Corporation having a registered and records office at 801 South Figueroa Street, 14th Floor, Los Angeles California 90017

                                                    (hereafter called "Client").

WHEREAS:

A Developer is an independent biotechnology research and development corporation with its principal offices and research facilities in the Province of British Columbia, Canada;

B Client wishes to engage Developer to provide biotechnology research and development on NOVEL peptides and large scale therapeutic peptides as more particularly set forth in Schedule A on the terms and conditions contained herein;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.    INTERPRETATION

Definitions. In this Agreement, the following terms have the following meanings.

      (a) " Affiliate" shall mean any corporation or other business entity controlled by, controlling, or under common control with Client or Developer. For this purpose "control" means (i) direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of a corporation; or (ii) the power to direct or cause the direction of the management and policies of such corporation or other business entity, whether by contract, agreement, resolution, regulation or otherwise.

      (b) "Agreement" means this Development Agreement and all schedules attached hereto as the same and may be amended from time to time in accordance with the provisions hereof and the terms "hereof", hereunder, "hereto", and similar expressions refer to this Agreement and not to any particular section.

      (c) "Business Day" means any day other than a Saturday, Sunday or days in which banks in Vancouver, British Columbia are not open for business.

      (d) "Confidential Information" shall mean any scientific, technical, trade or business information given to a Party (the "Recipient") by the other Party (the "Disclosers"), including, without limitation, Technologies (defined below), formulations, techniques, methodologies, assay systems, formulae, procedures, tests, equipment, data, reports, know-how, inventions whether patentable or not, sources of supply, patent positioning, relationship with consultants and employees, business plans and business developments, information concerning the existence, scope or activities of any research development, manufacturing, marketing or other projects of the Discloser, and any other confidential information about or belonging to Discloser's suppliers, licensors, licensees, partners, affiliates, customers, potential customers or other Confidential Information, however, shall not include any information that:

            (i) is or becomes publicly available through no fault of Recipient;

            (ii) is already in the rightful possession of Recipient prior to its receipt, as shown by prior written records or other probative evidence;

            (iii) is disclosed by Recipient pursuant to court order, a requirement of law, regulation or the order of an administrative authority, provided the Recipient, to the fullest extent permitted or reasonably feasible under the circumstances, shall have secured confidential treatment of the information disclosed.

      (e) "Monthly Charges" means Developer's monthly charges for the Services to be provided hereunder, as further defined in section 3.1.

      (f) "Parties" means, together, Developer and Client and "Party" means either one of them.

      (g) "Person" includes any individual, corporation, partnership, Limited Liability Company, joint venture, association, joint stock company, trust, unincorporated organization or any other entity.

      (h) "Services" has the meaning ascribed thereto in section 2.

      (i) "Technologies" include, without limitation, proteins, peptides, amino acids, genes, DNA and RNA sequences, plasmids, vectors, expression systems, cells, cell lines, chemical reactions, peptide sequencing, peptide synthesis, biological substances, derivatives or replications thereof or therefrom, together with all reagents, chemical compounds or other materials.

      (j) "Third Party" means any Person other than Developer or Client.

      (k) "Work Product" means the Technologies and any data, information materials, equipment, formulation, test procedures or quality control requirements related thereto.

1.2 Number and Gender. This Agreement shall be read with all changes in number and gender as are required by the context.

1.3 Currency. All dollar amounts in this Agreement are in United\ States Currency unless otherwise specified.

1.4 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

1.5 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia.

1.6 Generally Accepted Accounting Principles. In this Agreement, except to the extent otherwise expressly provided, references to "GAP" means generally accepted accounting practices.

1.7 Schedules. The following are the schedules attached to and forming a part of this Agreement: Schedule A.

2.    SERVICES AND OWNERSHIP

2.1 General Services. In consideration of the fees described in section 3 of this Agreement, Developer will provide to the Client research and development services including any patents and all other services related to the project outlined in Schedule A (attached). Developer will provide the services as outlined in Schedule A and other materials related to the treatment of diseases by the products specified in Schedule A from the generation stage to the completed, ready-to-market stage, and as more particularly described in Schedule A, attached hereto (collectively, the "Services").

2.2 Obligations. Developer shall carry out the Services in a good, workmanlike manner at all times. Developer and the Client agree to work together to develop completion schedules for each development project identified and requested by Client. Developer shall use its best efforts to meet the timelines and milestones for development of each project identified by Client.

2.3 Reporting. Developer will provide Client reports on the progress of each project in the form of reports and other documentation agreed to between Client and Developer immediately following execution of this Agreement.

2.4 Ownership of Work Product. The Developer acknowledges that all proprietary interest including all patent rights, trademarks, copyright, trade secrets and Confidential Information in and to any Work Product contained in Schedule A shall be the sole and exclusive property of the Client. The Developer hereby assigns to the Client all such rights that it possesses or may possess in the field as per Schedule A. Developer agrees to sign, or to cause its employees or others who may provide pursuant to the terms hereof any assistance, in respect of the Services to confirm such ownership. The Developer will ensure that the Client is provided with all documentation and research results in respect of the Technologies as well as with copies of all working papers, notes, and memoranda that made or obtained in connection Services, or at such earlier time as the Client may request.

2.5 Waiver of Moral Rights. The Developer agrees that it will use its best efforts to ensure that any employee or any other Person who is to contribute to the Work Product hereunder shall, irrevocably waive in writing, any and all moral rights arising under the Copyright Act (Canada), as amended, the laws of the Province British Columbia or applicable jurisdictions or at common law that such individual, as author, has with respect to any copyrighted works prepared by such individual, as author, has with respect to any copyrighted works prepared by such individual hereunder, including, without limitation, the right to attribution of authorship, the bright to restrain any distortion or modification of any such work and the right to prohibit any use of such, copyrighted work, in association with a product, services, cause or institution that might be prejudicial to such individual's honor or reputation.

2.6 Cooperation by Developer. Should Client seek to obtain registered patent, trademark or copyright protection in any country in the world in respect of the Work Product, Developer agrees to cooperate fully without compensation and assure that any employee or other Person who contributes to Work Product Cooperates in providing information, completing forms or certificates or performing actions and obtaining the necessary signatures or assignments required to obtain such patent, trademark or copyright registration. In the event Client is unable for any reason to obtain Developer's signature on any document necessary for any purpose set forth in the foregoing sentence, Developer hereby irrevocably designates and appoints Client and its duly authorized officers and agents as Developer's agent with full power of attorney to act for and on the Developer's behalf to execute and file any such document or certificate with the same force and effect as if executed by Developer.

3.    DEVELOPMENT FEES AND PAYMENT

3.1 Monthly Charges. In consideration of the Services provided by Developer hereunder, Client agrees to pay to Developer all the costs of such research and development including administrative and other overhead costs (the "Costs"), as determined in accordance with GAAP, plus a margin of two percent (2%) of such Costs ("Margin") (all the foregoing together, the "Monthly Charges").

3.2 Payment. Client agrees to pay the Monthly Charges as is invoiced by the Developer to the Client and any other charges payable hereunder and that are properly included in an invoice within 30 days of the date of such invoice. Each invoice will state separately all applicable taxes owing by Client, if any.

3.3 Margin Adjustment. The parties agree that they will, on a quarterly basis, review the Margin charged by Developer to Client and, if the parties mutually agree in writing, the Margin will be amended for the month immediately following such mutual agreement.

4.    TERM AND TERMINATION

4.1 Term. The Term of this Agreement shall commence on the date of this agreement and continue for one (1) year. The Term shall automatically renew unless terminated pursuant to section 4.2 or unless either party delivers to the other party three months written notice prior to the expiry of the Term that they intend not to renew.

4.2 Termination. This Agreement may be terminated by mutual agreement of the Parties or by either Party on breach by the other Party of the terms hereof provided such breach remains uncured 10 Business Days following notice by the non-breaching Party specifying the breach.

4.3 Obligation on Termination. Upon termination of this Agreement for any reason, the Developer shall return all Confidential Information, Work Product and work-in-process as well as all notes, writings, documents and other materials related to the Work Product. The Parties shall have no further obligations pursuant to the terms of this Agreement except as provided for in section 5.1.

5.    GENERAL

5.1.1 Confidentiality. It will be necessary of the Parties to disclose to each of other Confidential Information that will assist the Parties in successfully carrying out the objectives of this Agreement. Developer, or Client, as the case may be, during the life of the Agreement and for a period of five (5) years after the termination of this Agreement, shall not disclose the other's Confidential Information or Technologies to any Third Party except an Affiliate who requires such information to carry out the objectives of this Agreement. Each Party shall use the same degree of care as exercised with respect to their own Confidential Information to prevent the disclosure of the Confidential Information to any Third party and shall not use the Confidential Information for any purpose other than exercising any rights granted to it herein. Developer agrees to indemnify and save Client and its directors, officers and employees (the "Client Representatives") harmless from and against any and all damages that Client or the Client Representatives may suffer or incur as a result of any breach by Developer or any director, officer, employee, agent or representative of Developer (the "Developer Representatives") of this section 5.1. Client agrees to indemnify and save Developer and the Client Representatives harmless from and against any and all damages that Developer or the Developer Representatives may suffer or incur as a result of any breach by Client or any Developer Representatives of this section 5.1.

5.2 The Developer acknowledges that any breach of this Agreement may cause irreparable harm to Client and agrees that Client's remedies for any breach may include, in addition to damages and other available remedies against the Developer or any of its affiliates, injunctive relief against such breach. The Developer agrees that Client shall be entitled to an award of its reasonable attorney's fees if it prevails in any action to enforce this Agreement.

5.3 Agreement Not Transferable. Developer may not assign this Agreement or any rights or obligations hereunder, nor subcontract any such obligations without the prior written consent of Client.

5.4 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement. There are no warranties, representations or agreements between the Parties in connection with such subject matter except as specifically set forth in this Agreement.

5.5 Amendment/Waiver. No amendment of this Agreement, or waiver of any rights pursuant to this Agreement, shall be binding unless executed in writing by the Parties hereto. No waiver of any provision of this agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute waiver unless otherwise expressly provided.

5.6 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile transmission or by hand delivery as provided for in this section. Any such notice or other communication, if sent by facsimile or hand delivered, shall be deemed to have been received on the Business Day following the date of transmission or delivery to the applicable address set forth below. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

If to Client:

      Chemokine Therapeutics Corp.
      801 South Figueroa Street, 14th Floor,
      Los Angeles California 90017

      Attention: Russell Frandsen, Corporate Attorney

If to Developer:

      Globe Laboratories Inc.
      2386 East Mall, Unit 204
      Vancouver, BC V6T Z3

      Attention: Dr. Ahmed Merzouk

5.7 Further Assurance. Each of the Parties shall execute and deliver all such further agreements, documents, instruments and certificates and do such further acts and things as may be reasonably required to give effect to this Agreement.

5.8 Independent Contractor. Developer is and shall at all times be an independent contractor and shall not be deemed to be an agent, partner or joint venture of or with Client. Nothing in this Agreement shall be construed to restrict the Developer from engaging in other research and development projects provided that Developer takes reasonable steps to protect the Confidential Information of the Client as provided for herein.

5.9 Binding Effect. This Agreement will ensure to the benefit of and be binding upon the Parties hereto and their respective successors, heirs and legal personal representatives.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the day and year first above written.

Chemokine Therapeutics Corp.
Per:

______________________________________________
Dr. Hassan Salari, President & CEO

Globe Laboratories Inc.
Per:

______________________________________________
Dr. Ahmed Merzouk, Director of Operations

                                   SCHEDULE A

                                    Services

The services to be provided by Developer to Client will include the following specific services and responsibilities:

1     Design of chemokine analogs based on peptides structures.

2 Testing of newly designed chemokine analogs against chemokine receptors (receptor competition binding studies, calcium responses and chemotaxis).

3 Testing of newly designed chemokine analogs in animal models of the diseases.

4 Development of large scale chemokine analogs production by synthetic routes.

5 Production of grams quantity of chemokine analogs under good laboratory practices (GLP).

6 Feasibility studies in determining large scale production of chemokine analogs under GMP production for human use.

7     Filling results of the research for patent on behalf of the Client.

8 Assisting Client in preparation of scientific reports for publications and presentations in academic organizations.

9     Assisting Client in filing drug master file (DMF) with FDA.

10 Participation with Client in defending the research work in meetings with potential investors.